                                                                   Exhibit 10.36


                          FOURTH AMENDMENT TO LEASE TO
                           GENELABS TECHN0LOGIES, INC.

        This Fourth Amendment to Office Lease ("Amendment") is entered into, and dated for reference purposes, as of ___/s/ June 17th______, 1997 by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (herein referred to as "Landlord" or "Met"), as Landlord, and GENELABS TECHN0LOGIES, INC., a California corporation, as Tenant (herein referred to as "Tenant" or "Genelabs"), with reference to the following facts:

                                    RECITALS

        A. Tenant's predecessor in interest as Lessee (Gene Labs, Inc.) and Met's predecessor in interest as Lessor (Seaport Centre Venture Phase II, a California general partnership) entered into that certain written Five-Year Industrial Net Lease Agreement (the "Original Lease"), dated July 29, 1986 naming Lincoln Property Company N.C., Inc., as Manager and Agent for Owner as Lessor, for certain Premises referred to as 505 Penobscot Drive, Redwood City, California, in Phase II of the Project known as Seaport Centre, all as more particularly described in the Original Lease. The Original Lease was amended by that First Amendment to Industrial Net Lease Agreement dated as of March 23, 1987 (the "First Amendment") and by that Second Amendment to Industrial Net Lease Agreement dated as of September 4, 1987 (the "Second Amendment") and by that Third Amendment to Five-Year Industrial Net Lease Agreement dated June 10, 1992 (the "Third Amendment"). The Original Lease, as amended, is referred to herein as the Lease.

        B. Landlord and Tenant now desire to modify and amend the Lease to provide for an extension of the term and additional matters, all as more particularly provided herein.

        NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        Section I. Defined Terms. All capitalized terms not otherwise defined herein have the meanings set forth in the Lease unless the context clearly requires otherwise.

        Section 2. Tenant's Interest Under The Lease. Genelabs represents and warrants that it: (a) holds all right, title and interest of Tenant under the Lease; and (b) has not entered into any assignment of the Lease, and no sublease or other agreement for use or occupancy of the Premises or any part thereof is in effect. Tenant's obligations with respect to the representations, warranties and agreements under this Section survive the expiration or sooner termination of the Term of the Lease.

        Section 3. Extension of Term. Landlord and Tenant acknowledge and agree that notwithstanding any provision of the Lease to the contrary, the current Term of this Lease will expire on November 30, 1997, and that the Term is hereby extended for the "Extended Term" commencing on December 1, 1997 (the "Extended Term Commencement Date"), immediately upon expiration of the current Term, and expiring on November 30, 2002, unless sooner terminated pursuant to the terms of the Lease. This extension is with respect to the entire Premises. This extension is further upon and subject to the same conditions, terms, covenants and agreements contained in the Lease except as otherwise provided in this Amendment. Landlord and Tenant acknowledge and agree as follows: (a) this Amendment provides all rights and obligations of the parties with respect to extension of the Term, whether or not in accordance with the provisions of the Option to Renew granted to Tenant in Section 3 of Addendum II to the Original Lease; (b) upon execution hereof, the Option to Renew and any prior exercise thereof is null, void and of no force or effect; and (c) such Option to Renew is hereby deleted in its entirety from the Lease.

        Section 4. Condition; Acceptance by Tenant. Tenant hereby accepts the Premises in its "as is" condition and accepts the Premises and the Project as being in satisfactory condition and in the condition in which Landlord is obligated to deliver them in connection with the extension of the Term, and Tenant hereby acknowledges and agrees that Tenant is in occupancy of the Premises and that, except for any ongoing obligations of Landlord to maintain and repair as provided in the Lease, in connection with the extension of the Term Landlord has no obligation to repaint, recarpet, remodel, improve, alter or remediate any condition in the Premises or the Project or to provide Tenant any free rent or allowance to repaint, recarpet, remodel, improve, alter, or remediate any condition in the Premises.

        Section 5. Monthly Base Rent During Extended Term. Notwithstanding any provision of the Lease to the contrary, the amount of base rent due and payable by Tenant monthly for the Premises during the Extended Term is as follows:


   Monthly   from/to          Monthly              Monthly Rate/RSF
-----------------------     ----------             ----------------
12-01-1997 - 11-30-1998     $65,862.45                   $1.35
12-01-1998 - 11-30-1999     $68,301.80                   $1.40
12-01-1999 - 11-30-2000     $70,741.15                   $1.45
12-01-2000 - 11-30-2001     $73,180.50                   $1.50
12-01-2001 - 11-30-2002     $78,059.20                   $1.60



        Section 6. Tenant's Financial Statements. Within ten (10) days after Landlord's written request, Tenant shall deliver to Landlord, or to any actual or prospective mortgagee or beneficiary or purchaser that Landlord designates, audited annual and, if available, quarterly financial statements as are reasonably required by any of them to verify the financial condition of Tenant, or any subtenant or guarantor of Tenant, to facilitate the financing or refinancing of all or part of the Project or the creation, extension or renewal of any underlying or ground lease affecting all or part of the Project. Tenant represents and warrants to Landlord and any such recipient that each financial statement delivered by Tenant shall be accurate in all material respects as of the date of such statement. Landlord shall treat such financial statements as confidential and shall use them only for the purposes stated herein.

        Section 7. Security Deposit. Notwithstanding any provision of the Lease to the contrary, Landlord and Tenant confirm and agree as follows with respect to the Security Deposit held by Landlord pursuant to the Lease, including, without limitation, Paragraph 6 of the Original Lease, as amended by Paragraph 5 of the First Amendment and Paragraph 6 of the Second Amendment: (a) Landlord currently holds a total of Thirty-five Thousand Four Hundred and Forty-one Dollars ($35,441.00) in the amount deposited by Tenant pursuant to the Second Amendment; (b) the additional amounts set forth pursuant to Paragraph 6 of the Original Lease, as amended by Paragraph 5 of the First Amendment, have been returned by Landlord to Tenant by refund of the cash portion of such amount and by not requiring renewal of the expired letter of credit for the balance of such amount, and Landlord has no further obligation to Tenant for refund or return of any amount in excess of Thirty-five Thousand Four Hundred and Forty-one Dollars ($35,441.00); (c) the Lease is hereby amended to provide that the security deposit required is a total of Thirty-five Thousand Four Hundred and Forty-one Dollars ($35,441.00); and (d) the last grammatical paragraph of Paragraph 6 of the Lease is hereby deleted.

        Section 8. Amendment of Paragraph 17 of the Original Lease. The last sentence of Paragraph 17 of the Original Lease is hereby amended by deleting the last two lines thereof reading "resulting from the acts or omissions of Lessor or its authorized representatives" and inserting in its place "resulting from the negligent acts or omissions of Lessor or its authorized representatives".

        Section 9. Amendment of Paragraph 18 of the Original Lease. The last sentence of Paragraph 18 of the Original Lease is hereby amended by deleting the last two lines thereof reading "from the acts or omissions of Lessor or its authorized representatives" and inserting in its place "from the negligent acts or omissions of Lessor or its authorized representatives".

        Section 10.Change of Address for Notices to Landlord. Notwithstanding any provision of the Lease to the contrary: (a) notices which either party desires or is required to give the other may additionally be sent via reputable overnight national delivery service maintaining records of receipts, delivery and attempts at delivery, and (b) the current addresses for notices to be sent to Landlord under the Lease and for payments to Landlord pursuant to the Lease are changed to the following (the first address being the address for payments):

Addresses for notices to Landlord:      Metropolitan Life Insurance Company
                                        c/o Lincoln Property Company
                                        101 Lincoln Centre Drive, Fourth Floor
                                        Foster City, CA 94404
                                        Attention:  Director of Property
                                                    Management Seaport
Centre

                                        with copies to the following:

                                        Metropolitan Life Insurance Company
                                        101 Lincoln Centre Drive, Suite 600
                                        Foster City, CA 94404
                                        Attention:  Assistant Vice President
                                                          and
                                        Metropolitan Life Insurance Company
                                        101 Lincoln Centre Drive, Suite 600
                                        Foster City, CA 94404
                                        Attention:  Associate General Counsel

        Section 11. Time of Essence. Without limiting the generality of any other provision of the Lease, time is of the essence to each and every term and condition of this Amendment.

        Section 12. Brokers. Notwithstanding any other provision of the Lease to the contrary, Landlord and Tenant each warrants that it has had no dealings with any real estate broker or agent in connection with this Amendment except for the brokers listed below, and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Amendment. Landlord agrees to pay any commission to which the brokers listed below are entitled in connection with this Amendment pursuant to Landlord's written agreement with such brokers. Tenant agrees to indemnify and defend Landlord and hold Landlord harmless from any claims for brokerage commissions arising out of any discussion allegedly had by Tenant with any broker not listed below. The referenced brokers are Lincoln Property and Cornish & Carey.

        Section 13. Attorneys' Fees. In the event that either Landlord or Tenant fails to perform any of its obligations under this Amendment or the Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Amendment or the Lease, the basis of the dispute shall be settled by judicial proceedings. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys' fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all reasonable attorneys' fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

        Section 14. Force and Effect. Except as modified by this Amendment, the terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. This Amendment shall be construed to be a part of the Lease and shall be deemed incorporated in the Lease by this reference.

        Section 15. Entire Agreement; Amendment. The Lease, as amended by this Amendment constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in the Lease as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

        Section 16. Effect of Headings. The titles or headings of the various Sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Amendment.

        Section 17. Authority. Each person executing this Amendment represents and warrants that he or she is duly authorized and empowered to execute it, and does so as the act of and on behalf of the party indicated below.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

        TENANT:          GENELABS TECHN0LOGIES, INC.,
                         a California corporation

                         By: /s/ James A.D. Smith
                            ----------------------------------
                         Print Name:   James A.D. Smith
                                    --------------------------
                         Its:  Chief Operating Officer
                              --------------------------------
                               (Print Title)

        LANDLORD:  METROPOLITAN LIFE INSURANCE COMPANY,
                         a New York corporation

                         By: /s/ Edward J. Hayes
                            ----------------------------------
                         Print Name:   Edward J. Hayes
                                    --------------------------
                         Its:  Assistant Vice President
                             ---------------------------------
                               (Print Title)

                                                      23